UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

AMBASE CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE OF
ANNUAL MEETING
OF STOCKHOLDERS
AND PROXY STATEMENT

2026

AMBASE CORPORATION
7857 West Sample Road, Suite 134
Coral Springs, FL 33065

AMBASE CORPORATION
7857 West Sample Road, Suite 134
Coral Springs, FL  33065

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 27, 2026

The 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of AmBase Corporation (the “Company”) will be held at the Sheraton Tarrytown Hotel, 600 White Plains Road, Tarrytown, New York, on Wednesday, May 27, 2026, at 2:00 p.m., Eastern Daylight Time, to consider and act upon the following matters:

1.	The election of one director(s) to hold office for a three-year term expiring in 2029;

2.
The approval, on a non-binding advisory basis, of a resolution approving the compensation of our Named Executive Officers, as such compensation is described under the “Compensation Narrative” and “Executive Compensation” sections of this Proxy Statement;

and such other matters as may properly come before the Annual Meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on Tuesday, April 7, 2026, as the record date (the “Record Date”) for determining stockholders entitled to notice of and to vote at the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 27, 2026.  This Proxy Statement, the Notice of Annual Meeting of Stockholders and our Annual Report to Stockholders are available at http://www.proxyvote.com.  The Company intends to mail the Notice of Annual Meeting and accompanying Proxy Statement to stockholders on or about the Record Date.

Whether or not you plan to attend the Annual Meeting, please sign, date and return the enclosed proxy card in the prepaid envelope provided, as soon as possible, so your shares can be voted at the meeting in accordance with your instructions.  If you prefer, you may instead vote electronically through the internet or by telephone.  The instructions on your proxy card describe how to use these convenient services.  Your vote is important no matter how many shares you own.  If you plan to attend the Annual Meeting and wish to vote your shares personally, you may do so at any time before your proxy is voted.  Your prompt cooperation is greatly appreciated. All stockholders are cordially invited to attend the Annual Meeting.

Admission to Annual Meeting

Attendance at the Annual Meeting is limited to shareholders of the Company as of the Record Date. For safety and security reasons, video and audio recording devices and other electronic devices will not be allowed in the meeting. If your shares are held in the name of your bank, brokerage firm or other nominee, you must bring to the Annual Meeting, a copy of your proxy card, an account statement, or a letter from the nominee indicating that you beneficially owned the shares as of the Record Date for voting.  If you do not have proof of share ownership, you will not be admitted to the Annual Meeting.

For registered shareholders, a copy of your proxy card can serve as verification of stock ownership. Shareholders who do not present a copy of their proxy card at the Annual Meeting will be admitted only upon verification of stock ownership, as indicated herein. If you do not have proof of share ownership, you will not be admitted to the Annual Meeting. In addition, all Annual Meeting attendees will be asked to present valid government-issued photo identification, such as a driver’s license or passport, as proof of identification before entering the Annual Meeting, and attendees may be subject to security inspections.

By Order of the
Board of Directors

/s/ John Ferrara
John Ferrara
Secretary

AMBASE CORPORATION
7857 West Sample Road, Suite 134
Coral Springs, FL  33065

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 27, 2026

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of AmBase Corporation (the “Company”) of proxies to be voted at the Annual Meeting of Stockholders of the Company (the "Annual Meeting”) to be held at the Sheraton Tarrytown Hotel, 600 White Plains Road, Tarrytown, New York at 2:00 p.m., Eastern Daylight Time, on Wednesday, May 27, 2026, and at any adjournment or postponement thereof.  This Proxy Statement and the accompanying proxy are being mailed to stockholders commencing on or about the Record Date.

Shares represented by a duly executed proxy in the accompanying form received by the Company prior to the Annual Meeting will be voted on at the Annual Meeting in accordance with instructions given by the stockholder in the proxy. Any stockholder granting a proxy may revoke it at any time before it is exercised by granting a proxy bearing a later date, by giving notice in writing to the Secretary of the Company or by voting in person at the Annual Meeting.

At the Annual Meeting, the stockholders will be asked:  (i) to elect Mr. Richard A. Bianco as director(s) of the Company to serve three-year terms ending in 2029; and until their successor is elected and qualified or until their earlier resignation, removal or death; and (ii) to approve on a non-binding advisory basis, a resolution approving the compensation of our Named Executive Officers, as such compensation is described under the “Compensation Narrative” and “Executive Compensation” sections of this Proxy Statement.

The persons acting under the accompanying proxy have been designated by the Board of Directors and, unless contrary instructions are given, will vote the shares represented by a properly executed proxy (i) for the election of the nominee(s) for director(s) named above and (ii) for the approval on a non-binding advisory basis of a resolution approving the compensation of our Named Executive Officers.

If a stockholder is not the record holder, such as where the shares are held through a broker, bank or other financial institution, the stockholder must provide voting instructions to the record holder of the shares in accordance with the record holder’s requirements in order to ensure the shares are properly voted.  Your broker will not be permitted to vote on your behalf on the election of the director(s) or the approval of the non-binding advisory vote of the resolution approving the compensation of our Named Executive Officers.  Or unless you provide specific instructions by completing and returning the voting instruction form or following the instructions provided to you to vote your shares.  For your vote to be counted, you now will need to communicate your voting decisions to your broker, bank or other financial institution before the date of the stockholders meeting.

The close of business on Tuesday, April 7, 2026, has been fixed by the Board of Directors as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. Only the holders of record of common stock of the Company, par value $0.01 per share (the “Common Stock”) at the close of business on the record date, are entitled to vote on the matters presented at the Annual Meeting. Each share of Common Stock entitles the holder to one vote on each matter presented at the Annual Meeting.  As of March 20, 2026, there were approximately 84,938,000 shares of Common Stock issued and outstanding. The holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting shall constitute a quorum.  If there is less than a quorum, a majority of those present in person or by proxy may adjourn the Annual Meeting.  A plurality vote of the holders of the shares of Common Stock represented in person or by proxy and voting at the Annual Meeting, a quorum being present, is required for the election of the director(s).  The voting with respect to the approval of the compensation of our Named Executive Officers are advisory in nature and therefore not binding on us.  We will consider the stockholders to have approved the compensation of our Named Executive Officers if a plurality of votes cast is for that proposal.

Abstentions, votes withheld and shares not voted, including broker non-votes, are not included in determining the number of votes cast for the election of the director(s); or for the approval on a non-binding advisory basis the resolution approving the compensation of our Named Executive Officers.  Abstentions, votes withheld and broker non-votes, are counted for purposes of determining whether a quorum is present at the Annual Meeting.

PROPOSAL NO. 1 - ELECTION OF DIRECTOR(S)

In accordance with the method of electing director(s) by class with terms expiring in different years, as required by the Company’s Restated Certificate of Incorporation, one director(s) will be elected at the Company’s 2026 Annual Meeting of Stockholders to hold office until the Company’s Annual Meeting of Stockholders to be held in 2029.  The director(s) will serve until their successor shall be elected and shall qualify or until their earlier resignation, removal, or death.

The person(s) named below has been nominated for directorship.  The nominee(s) are director(s) now in office and have indicated a willingness to accept re-election.  It is intended that at the Annual Meeting the shares represented by a duly executed accompanying proxy will be voted for the election of the nominee(s) unless contrary instructions are given.  In the event that the nominee(s) should become unavailable for election as a director at the time the Annual Meeting is held, shares represented by proxies in the accompanying form will be voted for the election of a substitute nominee selected by the Board of Directors, unless contrary instructions are given or the Board by resolution shall have reduced the number of directors.  The Board is not aware of any circumstances likely to render the nominee(s) unavailable.

The name, age, principal occupation, other business affiliations, and certain other information concerning the nominee(s) for election as director of the Company is set forth below.

Richard A. Bianco, 78. Mr. R.A. Bianco was elected a director of the Company in January 1991 and has served as President and Chief Executive Officer of the Company since May 1991.  On January 26, 1993, Mr. R.A. Bianco was elected Chairman of the Board of Directors of the Company.  He served as Chairman, President and Chief Executive Officer of Carteret Savings Bank, FA (“Carteret Savings” or “Carteret”), then a subsidiary of the Company, from May 1991 to December 1992.  Mr. R.A. Bianco has a unique background as the former President and Chief Executive Officer of Carteret Savings who was responsible for the Carteret Savings recapitalization efforts.  Mr. R.A. Bianco is the father of Alessandra F. Bianco and Richard A. Bianco, Jr., both of whom are members of the Board of Directors of the Company.  Mr. R.A. Bianco has detailed knowledge of the Company’s history including detailed knowledge of its current and prior legal and governmental proceedings.  Mr. R.A. Bianco additionally has knowledge in real estate, real estate investing and a background in lending and capital raising.  Based on these attributes combined with his prior investment banking, managerial and leadership experience, the Board of Directors has determined that Mr. R.A. Bianco is uniquely qualified to serve as a Director and the Chairman of the Company’s Board of Directors and that he has the requisite experience, qualifications, attributes, and skills necessary to serve as a member of the Board of Directors.  If elected his term will expire in 2029.

Information Concerning Directors Continuing in Office

Certain information concerning the directors of the Company whose terms do not expire in 2026 and who are continuing in office is set forth below.

Richard A. Bianco, Jr., 42. Mr. Bianco, Jr. was elected a director of the Company in June 2016.  Mr. Bianco, Jr. received a Bachelor of Science degree in Finance at Boston College in 2006.  Mr. Bianco, Jr. has been working with the Company since September 2006.  Prior to his work with AmBase, Mr. Bianco, Jr. worked for UBS Financial Services.  Mr. Bianco, Jr. is the son of Richard A. Bianco, the Chairman of the Board, President and Chief Executive Officer of the Company.  Mr. Bianco, Jr. is a senior officer of BARC Investments LLC.  Mr. Bianco, Jr., through BARC LLC, is one of the largest stockholders of the Company and has a direct interest in the Company optimizing stockholder value.  The Board of Directors has determined that Mr. Bianco, Jr. is well qualified to serve as a member of the Company’s Board of Directors and that he has the requisite experience, qualifications, attributes and skills necessary to serve as a member of the Board of Directors.  His term will expire in 2028.

Scott M. Salant, 62. Mr. Salant was elected a director of the Company in January 2023. He is a partner at the firm, DelBello Donnellan Weingarten Wise & Wiederkehr LLP, based in White Plains, New York. Mr. Salant is a graduate of the University of Chicago and the Boston University School of Law and has practiced in the area of commercial litigation for several decades. He is admitted to both the New York and Massachusetts bar and has experience in a wide range of commercial litigation areas. He handles cases in a variety of jurisdictions and venues, including state and federal courts, and arbitrations. Mr. Salant has an understanding of the Company’s history including knowledge of its current and prior legal proceedings. Mr. Salant’s current background and legal expertise in many areas of law provides the Board with a valuable perspective and insight into the legal process and the New York State Courts, which is important to the Company’s current legal proceedings. The Board of Directors has determined that Mr. Salant is well qualified to serve as a Director of the Company and he has the requisite experience, qualifications, attributes, and skills necessary to serve as a member of the Board of Directors.  His term will expire in 2028.

Alessandra F. Bianco, 46. Ms. Bianco was elected a director of the Company in November 2012.  Ms. Bianco received a Bachelor of Arts at Boston College in 2003.  Ms. Bianco worked in the Office of the President at American Bible Society from 2009 through 2013.  Prior to her current work, Ms. Bianco worked as an assistant to the Head of the Investment Banking department at Broadpoint Capital.  Ms. Bianco is the daughter of Richard A. Bianco, the Chairman of the Board, President and Chief Executive Officer of the Company.  Since March 2009, Ms. Bianco has been a senior officer of BARC Investments LLC.  Ms. Bianco, through BARC LLC, is one of the largest stockholders of the Company, and thus has a direct interest in the Company optimizing stockholder value.  The Board of Directors has determined that Ms. Bianco is well qualified to serve as a member of the Company’s Board of Directors and that she has the requisite experience, qualifications, attributes, and skills necessary to serve as a member of the Board of Directors.  Her term will expire in 2027.

For biographical information concerning Richard A. Bianco, see “PROPOSAL NO. 1 - ELECTION OF DIRECTOR(S)” above.

Information Concerning Executive Officers

John Ferrara, 64, Vice President, Chief Financial Officer and Controller.  Mr. Ferrara was elected to the position of Vice President, Chief Financial Officer and Controller of the Company in December 1995, having previously served as Acting Chief Financial Officer, Treasurer and Assistant Vice President and Controller since January 1995; as Assistant Vice President and Controller from January 1992 to January 1995; and as Manager of Financial Reporting from December 1988 to January 1992.

Director Qualifications

The Company’s equity securities are not currently traded on a national securities exchange and therefore the Company is not subject to any independence standards for directors, including without limitation the independence standards of any national securities exchange that are required by Rules 10A-3 and 10C-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”). For more information about policies and procedures of the Board of Directors relating to actual or potential conflicts of interest and the review and approval of related person transactions, see “Certain Relationships and Related Party Transactions.”

INFORMATION CONCERNING THE BOARD AND ITS COMMITTEES

Meetings and Attendance

During 2025, the Company’s Board of Directors held one (1) meeting(s).  Matters were also addressed by unanimous written consent in accordance with Delaware law seventeen (17) times.  All directors attended at least 75% of the meetings of the Board of Directors and the committees of the Board on which they served during 2025.

Committees of the Board

In 2025, the Board of Directors had (i) an Accounting and Audit Committee and (ii) a Personnel Committee.

The Company is not a “listed issuer” as such term is defined in Rule 10A-3 of the Exchange Act and is not required to provide the disclosure set forth under Item 407(d)(4) of Regulation S-K.  The Accounting and Audit Committee met one (1) time during 2025.  Matters were also addressed by unanimous written consent in accordance with Delaware law five (5) times.  The Accounting and Audit Committee currently consists of Mr. Salant, Chairman and Ms. Bianco.  The Board of Directors determined Mr. Salant is an “audit committee financial expert” as that term is defined in Item 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC”).

The Accounting and Audit Committee is directly responsible for the appointment, compensation and oversight of the audit and related work of the Company’s independent auditors.  The Accounting and Audit Committee reviews the degree of the independence of the independent auditors; approves the scope of the audit engagement, including the cost of the audit; approves any non-audit services rendered by the auditors and the fees for these services; reviews with the auditors and management the Company’s policies and procedures with respect to internal accounting and financial controls and, upon completion of an audit, the results of the audit engagement; and reviews internal accounting and auditing procedures with the Company’s financial staff and the extent to which recommendations made by the independent auditors have been implemented.  The Accounting and Audit Committee has adopted a charter, which has been approved by the Company’s Board of Directors.  A copy of the Audit Committee Charter is included as Exhibit A to the Company’s Proxy Statement.

The Personnel Committee held one (1) meeting in 2025.  The Company is not a “listed issuer” as such term is defined in Rule 10C-1 of the Exchange Act.  The Personnel Committee currently consists of Mr. Salant, Chairman.

The principal functions of the Personnel Committee, which is equivalent to compensation and nominating committees, are to consider and recommend nominees for the Board, to oversee the performance and approve the remuneration of officers and senior employees of the Company and its subsidiaries and to oversee and approve the employee benefit and retirement plans of the Company and its subsidiaries.  The Personnel Committee is also responsible for reviewing and approving the goals and objectives relevant to the compensation of officers and senior employees, evaluating their performance in light of those goals and objectives and determining and approving their compensation levels based on this evaluation.  The Personnel Committee is responsible for setting and approving salary, bonus and other employment terms for the Company’s Chief Executive Officer.  The Chief Executive Officer recommends salary and bonus awards for other officers of the Company, which are subject to modification and/or approval by the Personnel Committee.  In connection therewith, the Personnel Committee approves and makes recommendations with respect to bonus and incentive-based compensation plans and equity-based plans.  The Personnel Committee will consider stockholder recommendations for the director(s), submitted in accordance with the Company’s By-Laws.  The Personnel Committee does not currently have a written charter.

The Company’s By-Laws require that in the event a stockholder wishes to nominate a person for election as a director, advance notice must be given to the Secretary of the Company not less than 120 days in advance of the one year anniversary of the date on which the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders, except that if no annual meeting was held in the previous year or if the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year’s proxy statement, such a proposal must be received by the Company a reasonable time before the solicitation is made.  The proposal must include the name and address of the stockholder and of the person to be nominated; a representation that the stockholder is entitled to vote at the meeting and intends to appear in person or by proxy to make the nomination; a description of arrangements or understandings between the stockholder and others pursuant to which the nomination is to be made; such other information regarding the nominee as would be required in a proxy statement filed under the proxy rules as set forth in the Securities Exchange Act; and the consent of the nominee to serve as a director if elected.  See “Nomination of Directors” below.

Communications with Directors

In order to provide the Company’s security holders and other interested parties with a direct and open line of communication to the Board of Directors, the Board of Directors has adopted the following procedures for communications to directors.  The Company’s security holders and other interested persons may communicate with the Company’s Accounting and Audit Committee, the Chairman of the Personnel Committee, or with the non-management directors of the Company as a group, by mailing a letter addressed in care of the Corporate Secretary, AmBase Corporation, 12 Lincoln Blvd., Suite 202, Emerson, New Jersey 07630.

All communications received in accordance with these procedures will be reviewed initially by the Company’s Secretary and/or other executive officers.  The Company will relay all such communications to the appropriate director or directors unless the Secretary determines that the communication:

●	does not relate to the business or affairs of the Company or the functioning or constitution of the Board of Directors or any of its committees;

●	relates to routine or insignificant matters that do not warrant the attention of the Board of Directors;

●	is an advertisement or other commercial solicitation or communication;

●	is frivolous or offensive; or

●	is otherwise not appropriate for delivery to directors.

The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board of Directors or one or more of its committees, and whether any response to the person sending the communication is appropriate.  Any such response will be made only in accordance with applicable law and regulations relating to the disclosure of information.

The Secretary will retain copies of all communications received pursuant to these procedures for a period of at least one year.  The Personnel Committee of the Board of Directors will review the effectiveness of these procedures from time to time and, if appropriate, recommend changes.

Board Attendance at Annual Meetings

We have not established a formal policy regarding director attendance at our annual meetings of shareholders, but our directors generally attend the annual meeting.  The Chairman of the Board presides at the Annual Meeting of shareholders, and the Board of Directors holds one of its regular meetings in conjunction with the Annual Meeting of shareholders.  Accordingly, unless one or more members of the Board is unable to attend, all members of the Board are expected to be present for the Annual Meeting.  Three (3) of the four (4) members of the Board at the time of the Company’s 2025 Annual Meeting of Stockholders attended that meeting either in person or telephonically.

Nomination of Directors

The Personnel Committee has adopted specifications applicable to members of the Board of Directors and for identifying and evaluating nominees for the Board of Directors recommended by the Personnel Committee or by shareholders.  The specifications provide that a candidate for director should:

●	have a reputation in the business community for integrity, honesty, candor, fairness, and discretion;
●	be knowledgeable in his or her chosen industry or field of endeavor, which field should have relevance to our businesses as would contribute to the Company’s success;
●	be knowledgeable, or willing and able to become so quickly, in the critical aspects of our businesses, as well as overall operations; and
●	be experienced and skillful in communicating with and serving as a competent overseer, and trusted advisor and confidant to senior management, of a publicly held corporation or other corporation.

In addition, nominees for the Board of Directors should contribute to the mix of skills, core competencies and qualifications of the Board through expertise in one or more of the following areas: accounting and finance; the financial industry; international business; mergers and acquisitions; leadership; business and management; strategic planning; government relations; investor relations; executive leadership development; and executive compensation.  The Personnel Committee does not have a formal diversity policy, although it considers diversity when it evaluates nominees for the Board of Directors in light of the qualifications summarized above, and endeavors to nominate directors with a broad mix of professional and personal backgrounds. The Personnel Committee will consider nominees recommended by stockholders for election at the 2026 Annual Meeting of Stockholders that are submitted prior to December 8, 2026, to our Secretary at the Company’s offices, 12 Lincoln Boulevard, Suite 202, Emerson, New Jersey 07630.  There are no differences in the manner in which the Personnel Committee evaluates nominees for directors based on whether the nominee is recommended by a shareholder or otherwise.  Any recommendation must be in writing and must include a detailed description of the business experience and other qualifications of the recommended nominee as well as the signed consent of the nominee to serve if nominated and elected, so that the candidate may be properly considered.  All stockholder recommendations will be reviewed in the same manner as other potential candidates for Board membership.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of the forms filed with the SEC and written representations received by the Company, pursuant to the requirements of Section 16(a) of the Securities Exchange Act, the Company believes that, during 2025, there were no transactions with respect to the Company’s equity securities which were not reported on a timely basis to the SEC, no late reports nor other failure to file a required form by any director or officer of the Company.

Certain Relationships and Related Party Transactions

Pursuant to the Company’s Code of Business Conduct and Ethics (“Code of Conduct”), all employees (including our Named Executive Officers, as defined below) who have, or whose immediate family members have, any direct or indirect financial or other participation in any business that competes with, supplies goods or services to, or is a customer of the Company or its subsidiaries, are required to disclose to us and receive written approval prior to transacting such business.  Except for the Participation Interest and the Litigation Funding Agreement discussed below, no such relationships have been reported. Our employees are expected to make reasoned and impartial decisions in the workplace.  As a result, approval of a business relationship would be denied if it is believed that the employee’s interest in such a relationship could influence decisions relative to the Company’s business or have the potential to adversely affect the Company’s business or the objective performance of the employee’s work. In addition, the Company’s Code of Conduct requires adherence to a number of other underlying principles which are important to the Company.  These items include, but are not limited to, restrictions on disclosure of Company information, insider trading, and the protection and use of Company assets.

The Board of Directors assesses all transactions between the Company and “related persons” as such term is defined in Item 404(a) of Regulation S-K.  If a transaction is deemed to be a related party transaction that transaction would be reviewed by the Company’s Board of Directors and approved by the disinterested members of the Board of Directors.

Participation Interest

For information about Mr. R.A. Bianco’s 10% subordinated interest in 111 West 57th Investment LLC, see “Compensation Narrative – Participation Interest.”

Litigation Funding Agreement - 2017

For information about the Litigation Funding Agreement - 2017 (the “2017 LFA”) entered into between the Company and Mr. R.A. Bianco in 2017, see “Compensation Narrative – Litigation Funding Agreement - 2017.”

Litigation Funding Agreement - 2026

For information about the Litigation Funding Agreement – 2026 (the “2026 LFA”) entered into between the Company and Mr. R.A. Bianco in 2026 and BARC Investments LLC, see “Compensation Narrative – Litigation Funding Agreement - 2026.”

Operating Agreement of 111 West 57th Investment LLC

For information about the Company’s and Mr. R.A. Bianco’s investment interests in 111 West 57th Investment LLC, see “Executive Compensation – Operating Agreement of 111 West 57th Investment LLC.”

Standby Purchase Agreement with BARC Investments, LLC

To provide the necessary cash resources to continue operations and continue the litigation related to the 111 West 57th Property, on April 1, 2024 the Company completed a private placement offering (the “Equity Offering”) of 44,200,460 shares of the Company’s common stock (the “Shares”) to existing shareholders of the Company (the “Equity Offering”) for gross proceeds of approximately $8.8 million before deducting offering expenses.  The Shares were not registered under the Securities Act and will be “restricted securities” under the Securities Act and will generally be subject to a minimum holding period of six months under Rule 144 before the Shares may be resold. The Shares were offered and sold only to existing stockholders of record of the Company as of February 28, 2024 (the “Record Ownership Date”).  Each qualifying stockholder was permitted to purchase up to his, her or its pro rata share of the Shares in the Equity Offering, based on the amount of shares of Common Stock owned by such stockholder as of the Record Ownership Date, in an amount equal to up to one hundred and eight and one-half percent (108.5%) of the number of shares of Common Stock beneficially owned by such stockholder as of the Record Ownership Date. The Shares were offered and sold pursuant to a Subscription Agreement (the “Subscription Agreement”) by and between the Company and each subscribing stockholder. In connection with the Equity Offering, the Company entered into a securities standby purchase agreement dated February 28, 2024 (the “SPA”) with BARC Investments, LLC (“BARC”), an affiliate of the Company owned and controlled by Company directors Alessandra F. Bianco and Richard A. Bianco, Jr.  Under the terms of the SPA, BARC agreed to act as standby a purchaser for all of the shares of common stock offered in the Equity Offering that were not otherwise subscribed to by other stockholders prior to the Subscription Deadline during the 30-day offering period.  For additional information about the Equity Offering, including the material terms and conditions of Standby Purchase Agreement and the form of Subscription Agreement, see the Company’s reports as filed with the SEC.  Pursuant to the terms and conditions of the Standby Purchase Agreement, at the closing of the Equity Offering on April 1, 2024, BARC purchased 42,950,460 shares of Common Stock from the Company at a purchase price of $0.20 per share.

Corporate Governance

In addition to the various procedures followed by the Company’s Board of Directors as described herein, the Company maintains a separate Audit Committee and Personnel Committee.  The Company believes the functions of its Board of Directors and existing committees essentially perform the responsibilities of a nominating and a corporate governance committee and therefore, the Company does not maintain these additional separate committees.

Mr. R.A. Bianco, the Company’s President and Chief Executive Officer, also serves as the Chairman of the Company’s Board of Directors.  Given the Company’s history, operations and its’ past success in the Supervisory Goodwill litigation, tax and other proceedings, the Company and the Board of Directors believe it is appropriate and most effective for Mr. R.A. Bianco to continue to serve in these dual capacities.  These considerations are based on Mr. R.A. Bianco’s combined business experience prior to joining the Company and his responsibilities with the Company for over thirty years, including his position as President and Chief Executive Officer of Carteret during 1991 and 1992.  The Board of Directors also considered the size of the Company’s operations, cost considerations and the effectiveness of communication between the Company’s management and the Board of Directors.

Risk Oversight

The Board of Directors monitors overall risk and performs risk assessment on a proactive basis by maintaining frequent, informal communications with the Company’s senior management, in addition to formal updates given by management to the Board of Directors during Board of Directors and committee meetings.

The Board of Directors additionally monitors risk through direct interaction with the Company’s senior management and also to a lesser extent direct communication with the Company’s outside professionals for a specific expertise.  The Company hires highly qualified professionals to work on the Company’s outside proceedings and real estate investment transactions.  The Company’s management works closely with these professionals, assisting in the management of the proceedings and interacting with the professionals on a regular basis.

In setting compensation, the Personnel Committee considers the risks to our stockholders and to the achievement of the Company’s goals that may be inherent in our compensation programs.  The Personnel Committee concluded that the Company’s compensation programs are designed with the appropriate balance of risk and reward to align employees’ interests with those of the Company and our overall business, and do not incent employees to take unnecessary or excessive risks.  Although a portion of executive compensation is performance based and “at-risk” we believe our executive compensation plans are appropriately structured and are not reasonably likely to result in a material adverse effect on the Company.

Code of Ethics

We have adopted a Code of Ethics that applies to our Chief Executive Officer, Chief Financial Officer, and other senior officers as well as all employees with respect to policies and procedures relating to trading in the Company’s securities.  A copy of the Code of Ethics was filed with the SEC as Exhibit 14 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

Insider Trading Policies and Procedures

The Company’s Code of Ethics includes insider trading policies and procedures governing the purchase, sale, and/or other dispositions of the Company’s securities by directors, officers, and employees.  The Code of Ethics requires compliance with all applicable laws, rules and regulations governing the offer and sale of securities and prohibits directors, officers, and employees from engaging in transactions in the Company’s securities while in possession of material nonpublic information until at least two trading days have elapsed from the date of public announcement of such nonpublic information.  The Company has designated a compliance officer under the Code of Ethics to oversee compliance with and enforcement of the Code of Ethics, including the insider trading provisions.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANT MATTERS

Report of the Accounting and Audit Committee

As set forth in more detail in the Accounting and Audit Committee (the “Audit Committee”) charter (which is included as Exhibit A to the Company’s 2026 Proxy Statement), the primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee management’s conduct of the Company’s financial reporting process, including the oversight of the following:

●	financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof;

●	the Company’s internal accounting and financial controls over financial reporting; and

●	the annual independent audit of the Company’s financial statements.

The Audit Committee reviewed the Company’s audited financial statements and met with both Company management and CBIZ CPAs P.C. (“CBIZ CPAs”), the Company’s independent registered public accounting firm, to discuss those financial statements.  Management has represented to us that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

The Audit Committee has received from and discussed with CBIZ CPAs the written disclosure and the letter required by applicable requirements of the Public Company Accounting Oversight Board the (“PCAOB”) regarding that firm’s independence from the Company.  The Audit Committee also discussed with CBIZ CPAs any matters required to be discussed by the applicable requirements of the PCAOB, as may be modified or supplemented.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and filed with the SEC.

Audit Committee:
Scott M. Salant, Chairman
Alessandra F. Bianco

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee appointed CBIZ CPAs P.C. (“CBIZ CPAs”) as the Company’s principal accountants and independent registered public accounting firm, to audit the consolidated financial statements of the Company for the year ended December 31, 2025.  A representative of CBIZ CPAs will be present at the meeting and will have the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions.

Audit Fees

Aggregate fees billed by CBIZ CPAs for professional services rendered for the audit of our annual consolidated financial statements included in the Annual Report on Form 10-K, the review of interim consolidated financial statements included in Quarterly Reports on Form 10-Q and the review and audit of the application of new accounting pronouncements and SEC releases were approximately $82,000 for the year ended December 31, 2025.

Aggregate fees billed by Marcum LLP for professional services rendered for the audit of our annual consolidated financial statements included in the Annual Report on Form 10-K, the review of interim consolidated financial statements included in Quarterly Reports on Form 10-Q and the review and audit of the application of new accounting pronouncements and SEC releases were approximately $72,000 for the year ended December 31, 2024.

Audit Related Fees

No audit related fees were paid to either CBIZ CPAs for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and that are not disclosed under “Audit Fees” for the year ended December 31, 2025.

No audit related fees were paid to Marcum LLP for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and that are not disclosed under “Audit Fees” for the year ended December 31, 2024.

Tax Fees and All Other Fees

No other fees relating to tax advisory or other services were paid to CBIZ CPAs for professional services rendered to the Company for the year ended December 31, 2025.

No other fees relating to tax advisory or other services were paid to Marcum LLP for professional services rendered to the Company for the year ended December 31, 2024.

Audit Committee Pre-Approval Policy

Pursuant to its charter, the Audit Committee is responsible for selecting, approving compensation and overseeing the independence, qualifications and performance of the Company’s independent accountants.  The Audit Committee has adopted a pre-approval policy pursuant to which certain permissible audit and non-audit services may be provided by the independent accountants.  Pre-approval is generally provided for up to one year, is detailed as to the particular service or category of services and may be subject to a specific budget.  The Audit Committee may also pre-approve particular services on a case-by-case basis.  In assessing requests for services by the Company’s independent accountants, the Audit Committee considers whether such services are consistent with the auditor’s independence; whether the Company’s independent accountants are likely to provide the most effective and efficient service based upon their familiarity with the Company; and whether the service could enhance our ability to manage or control risk or improve audit quality.

There were no non-audit related tax or other services provided by CBIZ CPAs in fiscal year 2025.

There were no non-audit related tax or other services provided by Marcum LLP in fiscal year 2024.

COMPENSATION NARRATIVE

The following compensation narrative describes the material elements of compensation for the Company’s officers identified in the Summary Compensation Table (“Named Executive Officers”). As more fully described above herein, the Personnel Committee consists of two independent directors of the Company.

The Personnel Committee is responsible for establishing the Company’s compensation programs, including benefit plans, retirement plans and the Company’s stock option program, including approving the granting of stock option awards to the Company’s officers and employees.  The Personnel Committee annually reviews and approves all compensation decisions relating to the Company’s officers, including Named Executive Officers.

The day-to-day design and administration of health, welfare and paid time-off plans and policies applicable to salaried employees in general are handled by the Company’s management.  The Personnel Committee is responsible for certain plan design changes outside the day-to-day requirements necessary to maintain these plans and policies.

The Personnel Committee has the ability to, and may from time to time, utilize the services of independent compensation consultants or other outside advisors in reviewing the Company’s compensation programs, as it deems necessary. The Personnel Committee did not utilize the services of any compensation consultants in 2025.

Objectives of the Compensation Program

The Personnel Committee’s overall objective in administering the Company’s compensation programs is to attract, motivate and retain qualified personnel, reward corporate performance and recognize individual contributions on both a short-term and long-term basis.  The Personnel Committee seeks to align the interests of these executives with those of the Company’s stockholders by encouraging stock ownership by executive officers to promote a proprietary interest in the Company’s success and to provide incentives to achieve the Company’s goals.  In furtherance of these objectives, the Company’s executive compensation policies are designed to focus the executive officers on the Company’s goals.  The Personnel Committee determines salary, bonuses and equity incentives based upon the performance of the individual executive officer and the Company.  Management compensation is intended to be set at levels that the Personnel Committee believes fully reflect the challenges confronted by management.

The Company strives to provide a combined, overall competitive salary and benefits package, including annual cash bonus incentives, to retain qualified personnel who are familiar with the Company’s operations and critical to the long-term success of the Company.  The Company rewards personnel for contributions to a variety of matters, including the pursuit of claims, recovery of claims, compromising of actual and contingent liabilities, and attention to the maintenance of a controlled level of expenditures.  Cash bonus incentives are utilized to reward above average corporate performance and recognize individual initiative and achievements which provide immediate and/or long-term value to the Company.  Due to the nature of the Company’s operations, which are focused on the recovery of assets, with an emphasis on the 111 West 57th legal proceedings and a previous emphasis on the recovery of the Company’s investment in Carteret through the Supervisory Goodwill litigation (which was settled in October 2012, pursuant to which the Company received a settlement award of $180,650,000), the minimization of the income tax impact of settlement awards, and other proceedings, the Personnel Committee has continued its strategy of compensation through programs that provide an incentive for performance and for contributions to the Company’s operations and efforts to realize recoveries, achieve asset appreciation, eliminate liabilities and control costs.

Elements of Compensation

The Company’s total compensation program for its officers consists of competitive market salaries, annual cash bonus awards, other benefits such as health and other insurance programs, a retirement plan in the form of a 401(k) Savings Plan, which is a qualified plan within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”) and may include stock option or other equity awards.

Due to cost considerations, administrative requirements and as part of an overall compensation philosophy, the Company seeks to maintain a minimal level of benefit programs and other perquisites. Section 162(m) of the Code, as amended, imposes a limitation on the deduction for certain executive officers’ compensation. The Company has paid in the past, and reserves the right to pay in the future, compensation that is not deductible if it believes it is in the best interests of the Company.  The Personnel Committee considered the provisions of Section 162(m) with regard to compensation paid for 2025.

Base Annual Salary

Base annual salaries for Named Executive Officers are determined initially by evaluating the responsibilities of the position, the experience of the individual and the competition in the marketplace for management talent and also may include comparison with companies confronting problems of the magnitude and complexity faced by the Company.

Base annual salaries are intended to be competitive with the overall marketplace, commensurate with the qualifications and experience of the Named Executive Officer.  The Company’s compensation structure is intended to provide the necessary incentive to retain and motivate qualified personnel.  Individuals are encouraged to add value and provide benefit in all aspects of the Company’s operations currently and in the future.

Base annual salaries and salary adjustments are evaluated on a number of factors, both internal and external in nature.  The most important factor is the executive’s performance and contribution to the Company, followed by the performance of the Company, any increased responsibilities assumed by the executive and the competition in the marketplace for similar experienced executives.

The salaries of the Named Executive Officers are reviewed on an annual basis, typically at the end of each year and may also be adjusted from time to time based on changes in responsibilities, changes in benefit programs or as a result of other external and economic factors.  No salary changes were made to the Company’s executive officers during 2025 and 2024.

Annual Bonus Awards

The Company paid no bonuses for 2025 and 2024 to Mr. R.A. Bianco, Mr. Ferrara or Mr. J. Bianco.

Participation Interest

On June 28, 2013, the Company, through a newly formed subsidiary, purchased an equity interest in a real estate development property through a joint venture agreement to purchase and develop real property located at 105 through 111 West 57th Street in New York, New York (the “111 West 57th Property”), as further described under the heading “Operating Agreement of 111 West 57th Investment LLC.”  The Company’s interests in the joint venture are held through 111 West 57th Investment LLC (the “Investment LLC”).

In March 2014, the Company entered into an amended and restated operating agreement for the Investment LLC (the “Amended and Restated Investment Operating Agreement”) to grant a 10% subordinated participation interest in the Investment LLC to Mr. R.A. Bianco as incentive compensation for Mr. R.A. Bianco’s past, current and anticipated ongoing role to develop and commercialize the Company’s equity investment in the 111 West 57th Property.  Pursuant to the terms of the Amended and Restated Investment Operating Agreement, Mr. R.A. Bianco has no voting rights with respect to his interest in the Investment LLC, and his right to receive 10% of the distributions from the Investment LLC is subject to the Company first receiving distributions equal to 150% of the Company’s initial aggregate $57,250,000 investment in the Investment LLC, plus any additional investments by the Company if any, and only with respect to any distributions thereafter.

The Board of Directors approved the Company entering into the Amended and Restated Investment Operating Agreement with Mr. R.A. Bianco.  Mr. R.A. Bianco, Mr. Bianco Jr. and Ms. Bianco recused themselves from the deliberations and voting of the Board of Directors in considering the Amended and Restated Investment Operating Agreement.

Litigation Funding Agreement - 2017

In 2017, the Company entered into a Litigation Funding Agreement (the “2017 LFA”) with Mr. R.A. Bianco. Pursuant to the 2017 LFA, Mr. R.A. Bianco agreed to provide litigation funding to the Company, up to an aggregate amount of seven million dollars ($7,000,000) (the “Litigation Fund Amount”) to satisfy actual documented litigation costs and expenses of the Company, including attorneys’ fees, expert witness fees, consulting fees and disbursements in connection with the Company’s legal proceedings relating to the Company’s equity investment in the 111 West 57th Property.

After receiving substantial AMT credit carryforward refunds in 2019, in light of the Company’s improved liquidity, the Company’s Board of Directors (the “Board”) authorized the establishment of a Special Committee of the Board (the “Special Committee”) to evaluate and negotiate possible changes to the 2017 LFA. The Special Committee was comprised of Mr. Schmidt and Mr. Carnegie.

In 2019, after receiving approval from the Special Committee, the Company and Mr. R.A. Bianco entered into an amendment to the 2017 LFA (the “Amendment”) which provides for the following: (i) the repayment of $3,672,000 in funds previously provided to the Company by Mr. R.A. Bianco pursuant to the 2017 LFA (the “Advanced Amount”), (ii) the release of Mr. R.A. Bianco from all further funding obligations under the 2017 LFA, and (iii) a modification of the relative distribution between Mr. R.A. Bianco and the Company of any Litigation Proceeds received by the Company from the 111 West 57th Litigation, as described below.

The Amendment provides that, in the event that the Company receives any Litigation Proceeds from the 111 West 57th Litigation, such Litigation Proceeds shall be distributed as follows:

(i)
first, 100% to the Company in an amount equal to the lesser of (a) the amount of actual litigation expenses incurred by the Company with respect to the Company’s 111 West 57th Litigation (including the Advanced Amount); or (b) $7,500,000; and

(ii)
thereafter, any additional amounts shall be distributed (a) 75% to the Company and (b) 25% to the Mr. R.A. Bianco (a reduction of Mr. R.A. Bianco’s percentage, which under the terms of the original LFA prior to the Amendment would have been 30% to 45% based on the length of time of any recovery).

The Special Committee was dissolved in 2019.

Litigation Funding Agreement – 2026

The Company has been considering and evaluating various strategic funding and financing alternatives in order to raise capital. Possible funding alternatives considered have included a variety of sources, including but not limited to litigation funding agreements, offerings of equity or debt securities, loans, or any combination thereof with third parties, existing shareholders of the Company and/or Company management.

In order to provide the necessary cash resources to continue operations and continue the litigation related to the 111 West 57th Property, and pay amounts currently owed, on March 2, 2026, the Company and Mr. Richard A. Bianco, the Company’s Chairman, President and Chief Executive Officer (“Mr. R.A. Bianco” or “RAB”) RAB entered into the RAB 2026 LFA a Litigation Funding Agreement (the “RAB 2026 LFA”), pursuant to which the Company and RAB have agreed that RAB will provide up to an aggregate initial amount of $6,000,000 (plus such additional amounts as may be necessary from time to time and as agreed to by the Company and RAB at such time). Pursuant to the RAB 2026 LFA the promissory notes between RAB and the Company outstanding as of March 2, 2026, in the aggregate principal amount of $4,000,000 (the “RAB Promissory Notes”), shall be deemed converted to the RAB 2026 LFA.  The accrued but unpaid interest on the RAB Promissory Notes of approximately $219,000 stayed outstanding and will continue to accrue interest on the same terms as the RAB Promissory Notes but the maturity date of this indebtedness shall be March 31, 2029.  Additionally, (i) in March 2026, RAB paid the Company, $1,000,000 to be used to pay a portion of  outstanding litigation related expenses and (ii) will pay the Company an additional $1,000,000 to be retained and used by the Company for working capital needs and certain other litigation related expenses, including expert witness fees, consulting fees and disbursements incurred by the Company or reasonably anticipated to be incurred by the Company.

In consideration for RAB’s commitment to provide the Litigation Fund Amount, the Company shall distribute any and all consideration it actually receives in connection with any Future Recovery Litigation, including an amount in cash equal to the fair market value of any non-cash consideration received, whether by judgment, award, order, settlement or otherwise, including, without limitation, any damages (punitive or otherwise), penalties, or interest (such amounts, collectively, the “Litigation Proceeds”) as follows:

Twenty-five percent (25%) of all Litigation Proceeds that are in excess of $7,500,000 (the “Preliminary Company Preference Amount”) to RAB, pursuant to the 2017 LFA.

The remaining seventy-five percent (75%) of all Litigation Proceeds that are in excess of the Preliminary Company Preference Amount, plus the Preliminary Company Preference Amount, to RAB and the Company as follows:

If and to the extent the Litigation Proceeds are received after the Funding Date but on or before September 30, 2026: (x) first, to RAB until the aggregate amount received by RAB hereunder equals the sum of the Litigation Fund Amount plus an amount equal to fifty percent (50%) of the aggregate Litigation Fund Amount, and (y) then, the remaining Litigation Proceeds, if any, to the Company; and

If and to the extent the Litigation Proceeds are received after September 30, 2026 but on or before the twelve (12) month anniversary of the Funding Date: (x) first, to RAB until the aggregate amount received by RAB hereunder equals the sum of the Litigation Fund Amount plus one (1) times the aggregate Litigation Fund Amount, and (y) then, the remaining Litigation Proceeds, if any, to the Company.

If and to the extent the Litigation Proceeds are received after the twelve (12) month anniversary of the Funding Date but on or before the twenty four (24) month anniversary of the Funding Date: (x) first, to RAB until the aggregate amount received by RAB hereunder equals the sum of the Litigation Fund Amount plus one and one-half (1.5) times the aggregate Litigation Fund Amount, and (y) then, the remaining Litigation Proceeds, if any, to the Company.

If and to the extent the Litigation Proceeds are received after the twenty-four (24) month anniversary of the Funding Date: (x) first, to RAB until the aggregate amount received by RAB hereunder equals the sum of the Litigation Fund Amount plus one and eight tenths (1.8) times the aggregate Litigation Fund Amount, and (y) then, the remaining Litigation Proceeds, if any, to the Company.

The Company also has a note payable to BARC Investments LLC (“BARC”) of $2,000,000 plus accrued interest (the “2024 BARC Note”). Pursuant to the 2024 BARC Note, the amounts due BARC, at its option, could be converted into a litigation funding agreement pari-pasu with other litigation funding entity(ies).  In order to allow the Company to use its existing working capital and the proceeds of the Litigation Fund Amount (as defined in the LFA agreements) to be provided by other Funders to finance the Company’s continued expenses with respect to the Future Recovery Litigation, rather than be required to apply or reserve such working capital and proceeds for repayment of the 2024 BARC Note, in March 2026, BARC exercised its option under the 2024 BARC Note and the Company and BARC have entered into an agreement (the “BARC 2026 LFA”) pursuant to which BARC converted the $2,000,000 principal amount of the 2024 BARC Note, (plus such additional amounts as may be necessary from time to time and as agreed to by the Company and BARC at such time), into a right to receive Litigation Proceeds on terms pari-passu with those provided under the RAB 2026 LFA. The accrued but unpaid interest on the 2024 BARC Note of approximately $200,000 stayed outstanding and will continue to accrue interest on the same terms as the 2024 BARC Note but the maturity date of this indebtedness shall March 31, 2029.

As part of the RAB 2026 LFA and the BARC 2026 LFA, the Company shall distribute any consideration it actually receives in connection with the 111 West 57th Litigations in accordance with the terms of the RAB 2026 LFA and BARC 2026 LFA. The terms of the RAB 2026 LFA and BARC 2026 LFA will therefore further reduce the Company’s share of any future litigation proceeds.

The RAB 2026 LFA and the BARC 2026 LFA also contain customary representations and warranties and agreements of the parties and customary indemnification rights and obligations of the parties. The foregoing description(s) of the RAB 2026 LFA and the BARC 2026 LFA are qualified entirely by reference to the agreements, a copy of the RAB 2026 LFA and the BARC 2026 LFA were filed as an exhibit to the Company’s previously filed reports with the Securities and Exchange Commission and are incorporated herein by reference.

2007 Employment Agreement with the Company’s President and Chief Executive Officer

An employment agreement, as amended, is in effect between Mr. R.A. Bianco and the Company (the “2007 Employment Agreement”), which provides for him to serve as Chairman, President and Chief Executive Officer of the Company through May 31, 2028.  The employment agreement also provides for additional benefits, including his participation in various employment benefit plans and annual bonus eligibility for work performed on non-Supervisory Goodwill activities.

During 2006, the Company entered into an employment agreement with Mr. R.A. Bianco (the “2007 Employment Agreement”).  As part of the 2007 Employment Agreement terms:  (i) Mr. R.A. Bianco’s annual rate of base salary was $625,000 per year during the first three years of the 2007 Employment Agreement with the amount of Mr. R.A. Bianco’s base salary for subsequent years to be determined by the Personnel Committee, in its sole discretion; and (ii) Mr. R.A. Bianco’s annual bonus opportunity each year was no longer linked to recovery efforts in connection with the Company’s Supervisory Goodwill litigation.  Instead, the Company and Mr. R.A. Bianco agreed to a long term incentive bonus formula, at varying percentages ranging from 5% to 10%, or more, based upon recoveries received by the Company for its investment in Carteret, through litigation or otherwise (including the Company’s Supervisory Goodwill litigation).

Retirement/Pension Benefits

401(k) Savings Plan

The only retirement type plan maintained by the Company is the Company’s 401(k) Savings Plan (the “Savings Plan”).  Pursuant to the terms of the Savings Plan, employees can make contributions which are 100% matched by the Company.  The employee and the employer matching contribution are subject to the maximum limitations as set forth in the Internal Revenue Code of 1986, as amended.

The Company’s matching contributions to the Savings Plan on behalf of the Named Executive Officers aggregated approximately $91,500 in 2025 and $91,500 in 2024.

Other Benefits

The Company provides only a limited number of additional benefits and perquisites. Such additional items, to the extent provided, are included as Other Compensation in the Summary Compensation table presented herein. The benefits and other perquisites are reasonably consistent with general competitive market practices.

Items provided by the Company include, depending on the Named Executive Officer, Company paid term life insurance at up to two times the individual’s base annual salary, Company paid long-term disability insurance with a monthly benefit up to 60% of the individual’s base monthly salary, supplemental medical and dental coverage for costs not covered under the base health insurance plans, and depending on the Named Executive Officer, reimbursement for income tax services and Company provided transportation. Health and welfare plans are provided through outside insurance carriers. Benefits generally available to all full-time employees of the Company are not included herein.

The Company does not provide any other type of deferred compensation programs, nor does it provide or have outstanding loans with the Named Executive Officers or any other employee of the Company.

Personnel Committee Summary

The Personnel Committee believes that its compensation programs, mixing equity and cash incentives, will continue to focus the efforts of the Company’s executive officers on long-term growth for the benefit of the Company and its stockholders.  The Personnel Committee has found all the components of Company’s officers’ compensation to be fair, reasonable and appropriate.

EXECUTIVE COMPENSATION

The following table sets forth the information regarding compensation earned by the Chief Executive Officer and each other executive officer of the Company and its subsidiaries (the “Named Executive Officers”) with respect to services rendered to the Company in the fiscal years ended December 31, 2025, and December 31, 2023:

Summary Compensation Table (a)

Name and Principal Position	Year	($) Salary	($) Bonus	($) (c) All Other Compensation	($) Total

Richard A. Bianco, Chairman	2025	$440,000	$-	$83,234	$540,742
President and Chief Executive	2024	$440,000	$-	$100,742	$540,742
Officer (b)

John Ferrara, Vice President	2025	$235,000	$-	$45,589	$280,589
Chief Financial Officer &	2024	$235,000	$-	$45,436	$280,436
Controller

Joseph R. Bianco	2025	$116,000	$-	$48,129	$164,129
Treasurer	2024	$116,000	$-	$48,090	$164,090

(a)
The columns relating to “Stock Option Awards,” “Stock Awards,” “Non-Equity Incentive Plan Compensation,” and “Non-qualified Deferred Compensation Earnings” have been omitted because no compensation required to be reported in these columns were awarded to, earned by, or paid to any of the Named Executive Officers with respect to 2025 or 2024.

(b)
See the discussion under the heading “Employment Contracts” below for information relating to the 2007 Employment Agreement between Mr. R.A. Bianco and the Company and the amounts which could be payable to Mr. R.A. Bianco based on value realized by the Company with respect to a gross-up for federal taxes imposed on the settlement amount, if any.

(c)	All Other Compensation for fiscal year 2025, in the table above consists of the following:

	Mr. R.A. Bianco	Mr. Ferrara	Mr. J. Bianco

Company contributions to 401(k) savings plan	$30,500	$30,500	$30,500
Supplemental life insurance premiums	8,750	555	2,461
Long-term disability insurance premiums	18,804	693	693
Supplemental medical and dental insurance	12,696	13,128	12,696
Reimbursement of income tax costs for participation in life insurance plans	3,110	245	1,311
Reimbursement of income tax costs for participation in long-term disability plans	7,796	468	468
Company provided automobile (d)	1,578	-	-
Total	$83,234	$45,589	$48,129

(d)
All All amounts for personal use of a Company-provided automobile for Mr. R.A. Bianco, included in table above for other compensation, include mileage, fuel, maintenance, insurance, and other miscellaneous fees.

Pay vs. Performance Table
Year	Summary Compensation Table Total for PEO (a) (c)	Compensation Actually Paid to PEO (a) (c)	Average Summary Compensation Table Total for Non-PEO NEOs (b) (c)	Average Compensation Actually Paid to Non-PEO NEOs (b) (c)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return (d)	Net Income (Loss) (d)

2023	$538,735	$440,000	$221,163	$175,500	$214.29	$(5,271,000)

2024	$540,742	$440,000	$222,263	$175,500	$457.14	$(6,620,000)

2025	$523,234	$440,000	$222,359	$175,500	$314.29	$(4,560,000)

(a)	PEO in all years presented above is Richard A. Bianco
(b)	Non-PEO NEO’s in all years presented above are John Ferrara and Joseph R. Bianco
(c)
In all years presented above, “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid to Non-PEO NEOs” is the amounts shown in the Summary Table, “Total” column less amounts shown in the “All Other Compensation”, column.

(d)
Due to the nature of the Company’s operations, the Company does not believe there is a correlation between the compensation actually paid to the PEO or the average compensation actually paid to the Non-PEO NEOs to the Company’s cumulative total shareholder return or the Company’s net income (loss) in the periods presented.

Grants of Plan Based Awards During 2025

No stock options, SARs, or any other type of stock award grants were granted to the Named Executive Officers during the year ended December 31, 2025.

No long-term incentive plan awards were made to the Named Executive Officers in 2025. The Company does not have any stock options, SARs or other stock award grants outstanding, hence no stock options previously awarded to any of the Named Executive Officers were repriced during 2025.

Outstanding Equity Awards at December 31, 2025

The Company does not have any stock options, SARs or other stock award grants outstanding.

Option Exercises and Stock Vested Table during Fiscal 2025

The Company has no stock options outstanding; hence, there were no stock options exercised or vested during 2025.

EMPLOYMENT CONTRACTS

2007 Employment Agreement with the Company’s President and Chief Executive Officer

An employment agreement, as amended, is in effect between Mr. R.A. Bianco and the Company, (the “2007 Employment Agreement”).  The terms of the 2007 Employment Agreement provide for Mr. R.A. Bianco to serve as Chairman, President and Chief Executive Officer of the Company. In January 2018, the Company and Mr. R.A. Bianco agreed to an amendment to Mr. Bianco’s Employment Agreement with the Company, to extend the term of Mr. R.A. Bianco’s employment with the Company to May 31, 2028 from May 31, 2023 (the “Employment Period”). Under the terms of the 2007 Employment Agreement, Mr. R.A. Bianco was entitled to receive an annual base salary of $625,000 for the first three (3) years and was then eligible for discretionary increases to the amount of his base salary in subsequent years. The 2007 Employment Agreement provides for discretionary annual bonuses (which may not take into consideration his efforts to obtain a recovery for the Company of its investment in Carteret Savings), employee benefit plans participation, and certain long-term disability benefits.  The 2007 Employment Agreement provides a long-term incentive arrangement for Mr. R.A. Bianco (the “Long-Term Incentive Award”); based upon receipt by the Company of a recovery of its investment in Carteret Savings through litigation or otherwise (including the Company’s Supervisory Goodwill litigation) (the “Recovery Amount”), Mr. R.A. Bianco would receive, with certain exceptions, a lump-sum payment equal to a percentage of that recovery, as follows:

Long-Term Incentive Award = 5% of the first $50,000,000 of Recovery Amount;

Plus

8% of Recovery Amount in excess of $50,000,000 but not greater than $150,000,000;

Plus

10% of Recovery Amount in excess of $150,000,000 but not greater than $250,000,000;

Plus

Discretionary amount (not less than 10%), to be determined by the Board, of Recovery Amount in excess of $250,000,000.

Pursuant to the terms of the 2007 Employment Agreement between Mr. R.A. Bianco and the Company as amended, and the receipt by the Company of $180,650,000 as part of the Supervisory Goodwill legal proceedings Settlement Agreement, in 2012 Mr. R.A. Bianco received a bonus payment calculated in accordance with the 2007 Employment Agreement.  Additional amounts to be determined could be due to Mr. R.A. Bianco pursuant to the 2007 Employment Agreement, based on value realized by the Company with respect to a gross-up for federal taxes imposed on the settlement amount, if any.

Under the terms of the 2007 Employment Agreement, if no recovery has been obtained by the Company by the expiration of the 2007 Employment Agreement, the Company and Mr. R.A. Bianco could enter into a consulting arrangement pursuant to which, following his employment with the Company, he would continue to provide services to the Company as an independent contractor, solely for the purpose of assisting the Company in obtaining such a recovery.

Any further Long-Term Incentive Award to Mr. R.A. Bianco is to be paid in the future (i.e., whether during or after the Employment Period and/or the Consulting Period) except if Mr. R.A. Bianco willfully refuses to cooperate in a reasonable fashion with the Company and/or the Board in connection with the Company’s efforts to obtain a Recovery Amount, in which case he would forfeit his entitlement to receive any further Long-Term Incentive Award.

During the Employment Period, if Mr. R.A. Bianco voluntarily resigns or has his employment with the Company terminated by the Company for cause (as set forth in the 2007 Employment Agreement), Mr. R.A. Bianco will forfeit his entitlement to receive any further Long-Term Incentive Award. If Mr. R.A. Bianco becomes disabled (as set forth in the 2007 Employment Agreement) or dies, Mr. R.A. Bianco or his estate, as applicable, would be entitled to receive any further Long-Term Incentive Award upon the Company’s receipt of the Recovery Amount, regardless of when the Recovery Amount is received by the Company. If the Company terminates Mr. R.A. Bianco’s employment with the Company without cause, Mr. R.A. Bianco or his estate, as applicable, would be entitled to receive any further Long-Term Incentive Award upon the Company’s receipt of the Recovery Amount, regardless of when the Recovery Amount is received by the Company.

Mr. R.A. Bianco’s employment under the 2007 Employment Agreement automatically terminates if Mr. R.A. Bianco dies during the term of the Employment Period and can be terminated by the Company at its option for cause (as set forth in the 2007 Employment Agreement) or Mr. R.A. Bianco’s inability to engage in any substantial gainful activity (as set forth in the 2007 Employment Agreement).

In the event the Company terminates Mr. R.A. Bianco’s employment for any reason other than those permitted pursuant to the 2007 Employment Agreement, Mr. R.A. Bianco would be entitled to receive a lump-sum amount equal to the salary payments provided for in the 2007 Employment Agreement for the remaining term thereof, following the passage of a six (6) month period from the date of his termination.  As of December 31, 2025, the aggregate lump-sum amount of such salary payments, pursuant to the 2007 Employment Agreement as amended, would be approximately $1,510,000.

Operating Agreement of 111 West 57th Investment LLC

In June 2013, 111 West 57th Investment LLC (“Investment LLC”), a then newly formed subsidiary of the Company, entered into a joint venture agreement (as amended, the “JV Agreement”) with 111 West 57th Sponsor LLC, (the “Sponsor”), pursuant to which Investment LLC invested (the “Investment”) in a real estate development property to purchase and develop the 111 West 57th Property.  In consideration for making the Investment, Investment LLC was granted a membership interest in 111 West 57th Partners LLC (“111 West 57th Partners”), which indirectly acquired the 111 West 57th Property on June 28, 2013 (the “Joint Venture,” and such date, the “Closing Date”).  The Company also indirectly contributed an additional amount to the Joint Venture in exchange for an additional indirect interest in the Joint Venture.  Other members and the Sponsor contributed additional cash and/or property to the Joint Venture. The Company recorded its investment in 111 West 57th Partners utilizing the equity method of accounting. The Joint Venture plans were to redevelop the 111 West 57th Property into a luxury residential tower and retail project.

The JV Agreement and related operating agreements generally provide that all distributable cash shall be distributed as follows: (i) first, 100% to the members in proportion to their percentage interests until Investment LLC has received distributions yielding a 20% internal rate of return as calculated; (ii) second, 100% to the Sponsor as a return of (but not a return on) any additional capital contributions made by the Sponsor on account of manager overruns; and (iii) thereafter, (a) 50% to the members in proportion to their respective percentage interests at the time of such distribution, and (b) 50% to the Sponsor.

In March 2014, the Company entered into an amended and restated operating agreement for Investment LLC (the “Amended and Restated Investment Operating Agreement”) to grant a 10% subordinated participation interest in Investment LLC to Mr. R.A. Bianco as contingent future incentive for Mr. R.A. Bianco’s past, current and anticipated ongoing role to develop and commercialize the Company’s equity investment in the 111 West 57th Property.  Pursuant to the terms of the Amended and Restated Investment Operating Agreement, Mr. R.A. Bianco has no voting rights with respect to his interest in Investment LLC, and his entitlement to receive 10% of the distributions from Investment LLC is subject to the Company first receiving distributions equal to 150% of the Company’s initial aggregate investment in Investment LLC and the Joint Venture, plus any additional investments by the Company, and only with respect to any distributions thereafter. At the current time the Company has not expensed nor accrued any amounts relating to this subordinated participation interest, as no amount or range of amounts can be reasonably estimated or assured.

During 2014, in connection with the funding of additional capital calls under the JV Agreement for required borrowing and development costs for the 111 West 57th Property, the Company’s management and its Board of Directors concluded that, given the continuing development risks of the 111 West 57th Property and the Company’s financial position, the Company should not at that time increase its already significant concentration and risk exposure to the 111 West 57th Property.  Nonetheless, the Company sought to limit the dilution of its interest in the Joint Venture resulting from any failure to fund the capital call requirements, but at the same time wished to avoid the time, expense and financial return requirements (with attendant dilution and possible loss of voting rights) that obtaining a replacement third-party investor would require. The Company therefore entered into a second amended and restated operating agreement for Investment LLC (“Second Amended and Restated Investment Operating Agreement”) pursuant to which Capital LLC was admitted as a member of Investment LLC. In exchange for Capital LLC contributing toward Investment LLC capital calls in respect of the 111 West 57th Property, available cash of Investment LLC will be distributed first to Capital LLC until it has received a 20% internal rate of return (calculated as provided for in the JV Agreement as noted above), second to the Company until it has received 150% of its capital, and, thereafter, available cash is split 10/90, with 10% going to Mr. R.A. Bianco as the subordinated participation interest noted above and 90% going to Capital LLC and the Company pari-passu, with Capital LLC receiving one-half of its pro-rata share based on capital contributed and the Company receiving the balance. No other material changes were made to the Amended and Restated Investment Operating Agreement, and neither Mr. R.A. Bianco nor Capital LLC has any voting rights with respect to their interest and investment in Investment LLC.

Because of time constraints, concerns regarding the potential level of any financial dilution, complications relating to structure of the investments in the Joint Venture, bank constraints and potential loss of voting rights over the Joint Venture, the terms of Capital LLC’s admission to and investment in the Investment LLC were reviewed by the Board of Directors and determined to be no less favorable to the Company than would have been obtained in negotiations with a third party unaffiliated with the Company, even assuming that any such third party investor was available and prepared to fund under the time constraints imposed by the JV Agreement. Based in part on such determination, the Board of Directors unanimously approved the admission of Capital LLC to Investment LLC on the terms described by a vote of the disinterested members of the Board of Directors. In April 2015, Capital LLC contributed an additional amount toward Investment LLC capital calls in respect of the 111 West 57th Property.

In July 2015, based on available net proceeds received from the financing and equity previously invested in the project, funds were distributed to the members of 111 West 57th Partners (the “July 2015 Distribution”).  As part of the July 2015 Distribution, in accordance with the Second Amended and Restated Investment Operating Agreement as noted herein, the Company through Investment LLC repaid Capital LLC the full amount of its capital contributions of $9,868,000.  Additional amounts may still be payable to Capital LLC based on investment returns received on the 111 West 57th Property as further described herein.

Pension Benefits

Other than the Company’s 401(k) Savings Plan, the Company maintains no other retirement or deferred compensation type plans.

Nonqualified Deferred Compensation

The Company does not maintain any other type of nonqualified deferred compensation plan.

Potential Payments upon Termination or Change in Control

Other than Mr. R.A. Bianco, there are no employment agreements or employment contracts with any other officer or employee of the Company. See Employment Contracts above, for information concerning potential payments due to Mr. R.A. Bianco upon termination, pursuant to the employment agreement between Mr. R.A. Bianco and the Company.

The Company does not have any severance or termination payment plans in effect.

COMPENSATION OF DIRECTORS

The annual fee paid to each director of the Company, including Mr. R.A. Bianco, who is the Company’s Chairman, President and Chief Executive Officer, is $12,000 per year.  Mr. R.A. Bianco elected not to receive his annual director fee for 2025.  In addition, each Chairperson and/or Co-Chairperson of a Board committee is paid an additional fee of $1,000 per year, and after four (4) Board and/or committee meetings, each director is paid a $500 per meeting attendance fee. Pursuant to the Company’s By-Laws, directors may be compensated for additional services for the Board of Directors or for any committee at the request of the Chairman of the Board or the Chairman of any committee.

Directors Compensation Table

Details of amounts paid to the Company’s directors in their capacities as directors and/or board committee members for the year ending December 31, 2025, is as follows:

Name and Position	Fees Earned or Paid in Cash		Totals (a) (b)
Richard A. Bianco
Chairman of the Board, President
and Chief Executive Officer	$-	(a)	$-	(a)

Alessandra F. Bianco
Board Member
Member Audit Committee	$-		$-

Richard A. Bianco, Jr.
Board Member	$-		$-

Scott M. Salant
Board Member
Chairman Audit Committee
Chairman Personnel Committee	$14,000		$14,000

(a)	Mr. R.A. Bianco, Ms. Alessandra F. Bianco and Mr. Richard A. Bianco, Jr., waived payment of their director fees in 2025.

(b)
No other additional fees or any other type of compensation, including equity, non-equity and/or deferred compensation payments or awards were paid or granted to any of the Company’s outside directors in 2025.

Personnel Committee Interlocks and Insider Participation

The members of the Personnel Committee during 2025 were Scott M. Salant, Chairperson.  No executive officer serves, or in the past has served, as a member of the Board of Directors or Personnel Committee of any entity that has any of its executive officers serving as a member of the Company’s Board of Directors or Personnel Committee.

STOCK OWNERSHIP

Stock Ownership of Certain Beneficial Owners

The following information is set forth with respect to persons known by the Company to be the beneficial owners of more than 5% of the outstanding Common Stock, the Company’s only class of voting securities, as of March 20, 2026, except as set forth below.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Common Stock Owned

BARC Investments, LLC	59,860,151	(a)	70.5%
c/o Barry Strauss & Associates	(direct)
307 Fifth Avenue
New York, NY 10016

(a)
Ownership amount reported is based on a Schedule 13D/A-3 filed by BARC Investments, LLC on April 30, 2024, and assumes that in the absence of any subsequent amendments to such Schedule 13D that the amounts reported therein have not changed.  Ms. Alessandra F. Bianco and Mr. Richard A. Bianco, Jr., are managing members of BARC Investments, LLC, and share voting and dispositive power with respect to shares held by BARC Investments, LLC.  Ms. Bianco and Mr. Richard A. Bianco, Jr. are the adult children of Mr. Richard A. Bianco, the Company’s Chairman, President and Chief Executive Officer.  The business address of the reporting persons under this Schedule 13D/A is c/o Barry Strauss & Associates, 307 Fifth Avenue, New York, NY 10016.

Stock Ownership of Directors and Executive Officers

According to information furnished by each nominee, continuing director and executive officer included in the Summary Compensation Table, the number of shares of the Company’s Common Stock beneficially owned by them as of March 20, 2026, was as follows:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (a) (b)		Percentage of Common Stock Owned

Richard A. Bianco	1,622,547	(c)	1.9%
John Ferrara	36,029		*
Alessandra F. Bianco	59,860,151	(d)	70.5%
Richard A. Bianco, Jr.	59,860,151	(d)	70.5%
Scott M. Salant	-		-
All Directors and Officers as a group (5 persons)	61,518,727		72.4%

* Represents less than 1% of Common Stock outstanding

(a)	All of the named individuals have sole voting and investment power with respect to such shares.

(b)	There are no pledges of Company shares by any of the Company’s officers, employees or directors.

(c)
Includes 1,420,000 shares held in a Uniform Gifts to Minors Act Account for the benefit of his grandchildren.  Mr. R.A. Bianco retains voting control of the shares, but pursuant to Rule 13d-4, he disclaims beneficial ownership of the shares to the extent he does not have a pecuniary interest in such shares.

(d)
Ownership amount reported is based on a Schedule 13D/A-3 filed by BARC Investments, LLC on April 30, 2024, and assumes that in the absence of any subsequent amendments to such Schedule 13D that the amounts reported therein have not changed.  Ms. Alessandra F. Bianco and Mr. Richard A. Bianco, Jr. are managing members of BARC Investments, LLC and share voting and dispositive power with respect to shares held by BARC Investments, LLC. Ms. Bianco and Mr. Richard A. Bianco, Jr. are the adult children of Mr. Richard A. Bianco, the Company’s Chairman, President, and Chief Executive Officer.

PROPOSAL NO. 2 – NON-BINDING ADVISORY VOTE ON COMPENSATION FOR THE COMPANY’S NAMED EXECUTIVE OFFICERS

The following proposal gives the Company's stockholders the opportunity to vote to approve or not approve, on an advisory basis, the compensation of the Company's named executive officers as disclosed in the "Executive Compensation" section of this proxy statement.

The advisory vote is not intended to address any specific item of compensation, or the compensation received by any one person, but rather the overall compensation of the Company's Named Executive Officers and the related compensation practices as described in the "Compensation Narrative" and "Executive Compensation" sections of this Proxy Statement. The Company is providing this vote as required by Section 14A of the Exchange Act, which was added to the Exchange Act by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Company provides this vote once every three years based on an election made by its stockholders at the 2023 annual meeting of stockholders. Accordingly, the Company asks that stockholders vote "FOR" the adoption of the following resolution:

RESOLVED, that on a non-binding advisory basis, the Company’s stockholders hereby approve the compensation of the Company’s Named Executive Officers, as disclosed in the “Compensation Narrative” and “Executive Compensation” sections of the Company’s Proxy Statement for the 2026 Annual Meeting of Stockholders.

The Board of Directors recommends a vote FOR this resolution because it believes that the policies and practices described in this Proxy Statement and the Compensation Narrative are effective in achieving the Company’s goals, aligning the Named Executive Officers’ long term interest with those of the stockholders, and motivating executives to remain with the Company to achieve results and build stockholder value.

The “say-or-pay” vote is advisory and therefore is not binding on the Company, the Board of Directors, or the Personnel Committee.  The Board of Directors and Personnel Committee values and will review and consider the outcome of the stockholder vote when considering future compensation, as they deem appropriate.  To the extent the resolution is not approved, the Board of Directors and the Personnel Committee will evaluate whether any actions are necessary to address those concerns.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

Only one copy of the Company’s 2025 Annual Report and Proxy Statement for the 2026 Annual Meeting of Stockholders will be delivered to an address where two or more stockholders reside unless we have received contrary instructions from a stockholder at the address.  A separate Proxy Card will be delivered to each stockholder at the shared address.

If you are a stockholder who lives at a shared address and you would like additional copies of the 2025 Annual Report, this Proxy Statement or any future annual reports or proxy statements, please contact Equiniti Trust Company, LLC, 1110 Centre Pointe Curve, Suite 101, Mendota Heights, MN 55120-4100, Attention: Shareholder Services, (800) 937-5449 or (718) 921-8200, extension 6820, and a copy will be promptly mailed to you.

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 27, 2026.  This Proxy Statement, the Notice of Annual Meeting of Stockholders and our Annual Report to Stockholders are available at http://www.proxyvote.com.

ADDITIONAL INFORMATION

The Annual Report of the Company on Form 10-K for the year ended December 31, 2025, is being mailed with this Proxy Statement to each stockholder entitled to vote at the Annual Meeting.  Any stockholder who wishes to submit a nominee for election to the Board of Directors or a proposal for action to be included in the Proxy Statement for the Company’s 2026 Annual Meeting of Stockholders in accordance with Rule 14a-8 of the Securities Exchange Act and the Company’s by-laws must submit such proposal so that it is received by the Secretary of the Company by December 8, 2026.

The accompanying proxy is solicited by and on behalf of the Company’s Board of Directors.  The cost of such solicitation will be borne by the Company.  In addition to solicitation by mail, regular employees of the Company may, if necessary to assure the presence of a quorum, solicit proxies in person, or by telephone, facsimile or other electronic means.  Arrangements have been made with brokerage houses and other custodians, nominees and fiduciaries, for the forwarding of solicitation material to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such entities for reasonable out-of-pocket expenses incurred in connection therewith.  The Company has engaged American Stock Transfer & Trust Company to assist in the tabulation of proxies.

If any matter not described in this Proxy Statement should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by that proxy in accordance with their best judgment unless a stockholder, by striking out the appropriate provision of the proxy, chooses to withhold authority to vote on such matters. As of the date this Proxy Statement was printed, the directors knew of no other matters to be brought before the Annual Meeting.

Stockholder inquiries, including requests for the following: (i) change of address; (ii) replacement of lost stock certificates; (iii) Common Stock name registration changes; (iv) Quarterly Reports on Form 10-Q; (v) Annual Reports on Form 10-K; (vi) proxy material; and (vii) information regarding stockholdings, should be directed to:

Equiniti Trust Company, LLC
Attn:  EQ – Automated Scanning Team
1110 Centre Pointe Curve, Suite 101
Mendota Heights, MN  55120-4100
1-800-937-5449 or 718-921-8157

Copies of Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and Proxy Statements can also be obtained directly from the Company free of charge by sending a request to the Company by mail as follows:

AmBase Corporation
12 Lincoln Boulevard, Suite 202
Emerson, NJ  07630
Attn: Shareholder Services

In addition, the Company’s public reports, including Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and Proxy Statements, can be obtained through the SEC’s EDGAR Database over the internet at www.sec.gov.

Exhibit A

AMBASE CORPORATION
CHARTER OF THE AUDIT COMMITTEE

I.	Purposes

The Audit Committee is appointed by the Board of Directors of AmBase Corporation (the “Company”) to assist the Board of Directors in fulfilling its oversight responsibilities with respect to financial reporting and the other matters listed below.  The Audit Committee’s primary purposes are to:

•	Assist the Board of Directors with oversight of the integrity of the Company’s financial statements.

•
Assist the Board or Directors with oversight of the Company’s compliance with legal and regulatory requirements, including monitoring the integrity of the Company’s reporting standards and systems of internal controls regarding finance, accounting and legal matters.

•
Directly appoint, retain, compensate, evaluate and terminate the Company’s independent auditors.  The Audit Committee may recommend to the Board of Directors that the selection of independent auditors be submitted for stockholder ratification.

•	Directly appoint, retain, compensate, evaluate and terminate outside advisors to the Audit Committee.

•	Assist the Board of Directors with oversight by monitoring the qualifications, independence, performance and scope of examination of the Company’s independent external auditors.

•	Provide an avenue of communication among the Company’s independent external auditors, management and the Board of Directors.

•	Review the quarterly and annual financial statements and the annual audit report.

•	Issue an annual report for inclusion in the Company’s proxy statement, in accordance with applicable rules and regulations.

The Company’s independent external auditors should promptly consult with the Chair of the Audit Committee if, at any time, any material concern or matter arises which has not been promptly or appropriately addressed by the management of the Company or which involves any illegal act or conflict of interest or self-dealing on the part of the Company’s senior management.

The Company’s independent external auditors are directly accountable to the Audit Committee and the Board of Directors.  The Audit Committee has the authority to conduct any investigation appropriate to fulfill its responsibilities and has direct access to the independent external auditors as well as anyone in the organization.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles.  This is the responsibility of management and the independent external auditors.  Nor is it the duty of the Audit Committee to conduct investigations or to assure compliance with laws and regulations.  Members of the Audit Committee shall not be deemed to have accepted a duty of care that is greater than the duty of the Directors generally.

The Chairman of the Board of Directors shall provide the Audit Committee with all of the funding and resources, both internal and external, which the Audit Committee deems necessary or advisable to meet its duties and responsibilities and carry out its function.  Without limiting the foregoing, the Audit Committee may retain, at the Company’s expense and without seeking approval from the Board of Directors, such special legal, accounting or other consultants or experts as it deems necessary in the performance of its duties.

II.	Composition and Meetings

The Audit Committee shall be comprised of two or more directors as determined by the Board of Directors. At least one member of the Audit Committee shall be an “audit committee financial expert” as defined under the applicable rules of the Securities and Exchange Commission (the "SEC").

Audit Committee members shall be appointed by the Board of Directors, shall serve at the will of the Board of Directors, and may be removed with or without cause by the affirmative vote of a majority of the members of the Board of Directors.  If an Audit Committee Chair is not designated or present at a meeting, the members of the Audit Committee may designate a Chair for such meeting by majority vote.  The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting.

The Chair of the Audit Committee will regularly report the Audit Committee’s findings, conclusions and recommendations to the Board of Directors.

III.	Responsibilities and Duties

In discharging its duties, the Audit Committee shall:

Review Procedures

1.
Review and reassess the adequacy of this Charter periodically.  Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

2.
Review and discuss with management and the independent auditors the Company’s annual audited financial statements and related footnotes, quarterly financial statements, and the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

3.	As needed, meet separately with management and with the independent external auditors to discuss any matters that the Audit Committee or each of these groups believes should be discussed.

4.
Discuss with management and the independent external auditors any significant issues regarding accounting principles, practices and judgments reflected therein prior to any public release, filing or distribution.

5.
In consultation with management and the independent external auditors, consider the integrity of the Company’s financial reporting processes and controls.  Review significant findings prepared by the independent external auditors together with management’s responses and the status of management’s response to previous recommendations.  Review with the independent auditor any audit problems or difficulties and management’s response.

6.
The Audit Committee Chairman, or in his absence another member of the Audit Committee designated by the Chairman, shall review with management and independent external auditors the Company's quarterly financial results prior to the public release thereof and/or the Company’s quarterly financial statements prior to any public release, filing or distribution.

7.	Review and recommend to the Board of Directors approval of the Company’s Annual Report on Form 10-K.

8.
Review and discuss any significant changes in the Company’s accounting principles and practices and any items required to be communicated by the independent external auditors in accordance with Statements of Auditing Standards 61 and 71, as amended from time to time.

Independent Auditors

9.	Retain the Company’s independent external auditors, who shall report directly to the Audit Committee, and approve or direct the discharge of independent external auditors when circumstances warrant.

10.
Pre-approve all audit engagement fees and terms, as well as all non-audit engagements with the independent external auditors.  The Audit Committee shall have sole authority to approve such matters in accordance with such procedures as it may establish.

11.
On at least an annual basis, ensure that the independent external auditors submit a formal written statement delineating all of their relationships with the Company.  Review and discuss with the independent external auditors all significant relationships they have with the Company that could impair their independence.

12.
Consider and discuss with management the independent external auditors’ judgments about the quality and appropriateness of the Company’s accounting principles and underlying estimates used to prepare the Company’s financial statements, the clarity of the Company’s financial disclosure and whether the Company’s accounting principles are common practices or minority practices.

13.
Receive from the independent auditor the report required by Rule 3526, Communication with Audit Committees Concerning Independence of the Public Company Accounting Oversight Board, or any successor rule then in effect, and discuss it with the independent auditor.

Legal Compliance

14.	Review corporate policies relating to compliance with laws and regulations, ethics, conflicts of interest and the investigation of misconduct or fraud.

15.
Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

16.	Review significant cases of employee conflict of interest, misconduct or fraud.

Other Audit Committee Responsibilities

17.	Annually issue a report to shareholders as required by the SEC, to be included in the Company’s annual proxy statement.

18.	Perform any other activities consistent with this Charter, the Company’s by-laws, and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

ANNUAL MEETING OF STOCKHOLDERS OF

AMBASE CORPORATION

Wednesday, May 27, 2026

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via equiniti.com/us/ast-access to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at www.astproxyportal.com/ast/00183

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

10130000000000000000 2 052726

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" THE ELECTION OF DIRECTOR.

1. Election of Director

NOMINEE:

☐ FOR THE NOMINEE — Richard A.Bianco

☐ WITHHOLD AUTHORITY FOR THE NOMINEE

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" PROPOSAL 2.

THE PROXY WILL BE USED IN CONNECTION WITH THE PROPOSALS HEREIN AS SPECIFIED BY YOU. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE USED IN ACCORDANCE WITH THE DIRECTORS' RECOMMENDATIONS, FOR THESE PROPOSALS.

DISCRETIONARY AUTHORITY IS HEREBY GRANTED WITH RESPECT TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND THE PROXY STATEMENT FURNISHED THEREWITH.

PLEASE MARK, DATE AND SIGN AS YOUR NAME APPEARS ABOVE AND RETURN IN THE ENCLOSED ENVELOPE.

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

AMBASE CORPORATION

Wednesday, May 27, 2026

PROXY VOTING INSTRUCTIONS

INTERNET - Access **www.voteproxy.com** and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **+1-201-299-4446** worldwide from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online or by phone until 11:59 p.m. Eastern Time the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via equiniti.com/us/ast-access to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at www.astproxyportal.com/ast/00183

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

10130000000000000000 2 052726

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" THE ELECTION OF DIRECTOR.

1. Election of Director

NOMINEE:

☐ FOR THE NOMINEE — Richard A.Bianco

☐ WITHHOLD AUTHORITY FOR THE NOMINEE

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" PROPOSAL 2.

THE PROXY WILL BE USED IN CONNECTION WITH THE PROPOSALS HEREIN AS SPECIFIED BY YOU. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE USED IN ACCORDANCE WITH THE DIRECTORS' RECOMMENDATIONS, FOR THESE PROPOSALS.

DISCRETIONARY AUTHORITY IS HEREBY GRANTED WITH RESPECT TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND THE PROXY STATEMENT FURNISHED THEREWITH.

PLEASE MARK, DATE AND SIGN AS YOUR NAME APPEARS ABOVE AND RETURN IN THE ENCLOSED ENVELOPE.

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

AMBASE CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned revoking all prior proxies, hereby appoints Richard A. Bianco and John Ferrara and each of them, with full power of substitution, as proxies to represent and vote, as designated on the reverse, all shares of Common Stock of AmBase Corporation (the "Company"), held or owned by the undersigned on April 7, 2026, at the Annual Meeting of Stockholders of the Company, to be held on Wednesday, May 27, 2026, at 2:00 p.m. Eastern Time, at the Sheraton Tarrytown Hotel, 600 White Plains Rd, Tarrytown, New York 10591, and at any adjournment(s) or postponement(s) thereof, with all powers which the undersigned would possess if personally present, and in their discretion upon such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

THE SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE USED IN CONNECTION WITH THE PROPOSALS ABOVE AS SPECIFIED BY YOU. IF NO SUCH SPECIFICATION IS MADE, THIS PROXY WILL BE USED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS FOR THESE PROPOSALS.

1.1

(Continued and to be signed on the reverse side)

14475

Important Notice of Availability of Proxy Materials for the Annual Meeting of Stockholders of

AMBASE CORPORATION

To Be Held On:

Wednesday, May 27, 2026, at 2:00 p.m.

the Sheraton Tarrytown Hotel, 600 White Plains Rd, Tarrytown, New York 10591

COMPANY NUMBER	
ACCOUNT NUMBER	
CONTROL NUMBER	

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before May 13, 2026.

Please visit www.astproxyportal.com/ast/00183, where the following materials are available for view:

- Notice of Annual Meeting of Stockholders
- Proxy Statement
- Form of Electronic Proxy Card
- Annual Report on Form 10-K

TO REQUEST MATERIAL:

TELEPHONE: 1-888-Proxy-NA (1-888-776-9962) or +1-201-299-6210 worldwide

E-MAIL: help@equiniti.com

WEBSITE: us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterials

TO VOTE:

ONLINE: To access your online proxy card, please visit www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone. You may enter your voting instructions at www.voteproxy.com up until 11:59 p.m. Eastern Time the day before the meeting.

IN PERSON: You may vote your shares in person by attending the Annual Meeting.

TELEPHONE: To vote by telephone, please visit www.voteproxy.com to view the materials and to obtain the toll free number to call.

MAIL: You may request a card by following the instructions above.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" THE ELECTION OF DIRECTOR.

1. Election of Director

NOMINEE:
Richard A.Bianco

Please note that you cannot use this notice to vote by mail.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" PROPOSAL 2.